EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 30, 2016, with respect to the combined consolidated financial statements and internal control over financial reporting included in the Annual Report of Atlas Energy Group, LLC on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Atlas Energy Group, LLC on Form S-8 (File No. 333-202441, effective March 2, 2015).

/s/ GRANT THORNTON LLP
Cleveland, Ohio
March 30, 2016